UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2026

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

825 Industrial Road, Suite 100
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per share	IOVA	The Nasdaq Stock Market, LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 10, 2026, Iovance Biotherapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) virtually, via live webcast. At the Annual Meeting, the Company’s stockholders voted on seven proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2026. At the Annual Meeting, 329,492,680 shares, or approximately 74% of all shares of the Company’s common stock outstanding as of the record date, were represented either in person or by proxy. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter:

•	Proposal 1: a proposal to elect Iain Dukes, D. Phil., Athena Countouriotis, M.D., Ryan Maynard, Wayne P. Rothbaum, Frederick G. Vogt, Ph.D., J.D., and Michael Weiser, M.D., Ph.D. to the Board of Directors (the “Board”) to serve as directors until the Company’s 2027 Annual Meeting of Stockholders;
•	Proposal 2: a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
•	Proposal 3: a proposal to approve, on a non-binding advisory basis, the frequency of the Company’s future votes on the compensation of the Company’s named executive officers;
•	Proposal 4: a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
•	Proposal 5: a proposal to approve an amendment to the 2020 Employee Stock Purchase Plan to increase the number of shares available for grant by 1,000,000 shares;
•	Proposal 6: a proposal to approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 500,000,000 shares to 650,000,000 shares; and
•	Proposal 7: a proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approval Proposal 6.

Voting Results

Proposal 1: The voting results for the election of the director nominees were as follows:

	For	Withheld	Broker Non-Vote
Dr. Dukes	182,990,471	16,322,922	130,179,287
Dr. Countouriotis	186,590,407	12,722,986	130,179,287
Mr. Maynard	186,379,215	12,934,178	130,179,287
Mr. Rothbaum	183,881,242	15,432,151	130,179,287
Dr. Vogt	181,341,958	17,971,435	130,179,287
Dr. Weiser	185,454,684	13,858,709	130,179,287

Each of the above nominees was elected as a director of the Company.

Proposal 2: This proposal was approved with 160,497,888 “FOR” votes, 36,117,764 “AGAINST” votes and 2,697,741 “ABSTAIN” votes. There were 130,179,287 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved as follows: 188,106,776 “1 YEAR” votes, 3,404,958 “2 YEARS” votes, 3,558,800 “3 YEARS” votes, and 4,242,859 “ABSTAIN” votes. There were 0 broker non-votes in connection with this proposal.

Proposal 4: This proposal was approved with 317,671,584 “FOR” votes, 6,433,002 “AGAINST” votes and 5,388,094 “ABSTAIN” votes. There were 0 broker non-votes in connection with this proposal.

Proposal 5: This proposal was approved with 178,677,284 “FOR” votes, 18,961,472 “AGAINST” votes and 1,674,637 “ABSTAIN” votes. There were 130,179,287 broker non-votes in connection with this proposal.

Proposal 6: This proposal was approved with 254,976,692 “FOR” votes, 71,438,492 “AGAINST” votes and 3,077,496 “ABSTAIN” votes. There were 0 broker non-votes in connection with this proposal.

Proposal 7: This proposal was approved with 267,867,310 “FOR” votes, 56,350,642 “AGAINST” votes and 5,274,728 “ABSTAIN” votes. There were 0 broker non-votes in connection with this proposal.

Item 8.01	Other Events.

On June 4, 2026, the Company received marketing authorization from the Therapeutic Goods Administration of Australia for Amtagvi® for previously treated advanced (metastatic or unresectable) melanoma. The full text of the press release announcing the approval is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Iovance Biotherapeutics, Inc., dated June 3, 2026.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2026	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, Ph.D., J.D., Interim CEO and President, and General Counsel